UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 25, 2012

Newcastle Investment Corp.

(Exact name of registrant as specified in its charter)

Maryland

(State or other jurisdiction of incorporation)

001-31458	81-0559116
(Commission File Number)	(IRS Employer Identification No.)

1345 Avenue of the Americas, 46th Floor New York, New York	10105
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (212) 798-6100

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 – Regulation FD Disclosure.

Newcastle Investment Corp. (the “Company”) is disclosing under this Item 7.01 certain information that was included in the prospectus supplement filed today with the Securities and Exchange Commission in connection with the transaction described under Item 8.01 below. Certain of this information has not previously been made publicly available by the Company and may be deemed to be material. This Current Report on Form 8-K also updates certain information previously reported by the Company.

Investments in Excess MSRs

Aurora.    On June 29, 2012, Newcastle announced the completion of a co-investment with Nationstar Mortgage LLC (“Nationstar”) related to their acquisition of mortgage servicing rights (“MSRs”) from Aurora Bank FSB, a subsidiary of Lehman Brothers Bancorp Inc. For a purchase price of approximately $176.5 million, Newcastle acquired a 65% interest in Excess MSRs on a portfolio with an unpaid principal balance (“UPB”) of approximately $63.7 billion. The portfolio is composed of three pools: a pool of non-conforming loans in private label securitizations with a UPB of approximately $47.6 billion and two government-sponsored enterprise (“GSE”) loan pools with UPBs of approximately $6.3 billion and $9.8 billion, respectively. Nationstar acquired the remaining 35% interest in the Excess MSRs and is the servicer of the loans. Newcastle does not have any servicing duties, advance obligations or liabilities associated with the portfolio. Under the terms of this investment, to the extent that any loans in the portfolio are refinanced by Nationstar, the resulting MSRs will be included in the portfolio, subject to certain limitations. Newcastle believes that this arrangement may reduce the impact of prepayments on its investment.

GSE Pool 2.    On June 5, 2012, Newcastle announced the completion of a co-investment with Nationstar related to their acquisition of MSRs from Bank of America, National Association. For a purchase price of approximately $44 million, Newcastle acquired a 65% interest in Excess MSRs on a portfolio with a UPB of approximately $10.4 billion. The portfolio is composed of residential mortgage loans in GSE pools. Nationstar acquired the remaining 35% interest in the Excess MSRs, and it is the servicer of the loans. Newcastle does not have any servicing duties, advance obligations or liabilities associated with the portfolio. Under the terms of this investment, to the extent that any loans in the portfolio are refinanced by Nationstar, the resulting MSRs will be included in the portfolio, subject to certain limitations. Newcastle believes that this arrangement may reduce the impact of prepayments on its investment.

ResCap.    On June 28, 2012, Newcastle amended definitive agreements to acquire an investment in Excess MSRs in connection with Nationstar’s bid for MSRs on a portfolio of residential mortgage loans of Residential Capital, LLC (“ResCap”) with a UPB of approximately $196 billion as of March 31, 2012. If Nationstar is the successful bidder, Newcastle expects to invest between $150 million and $300 million to acquire an interest in the Excess MSRs on this portfolio. (Newcastle committed to invest $450 million to acquire up to a 65% interest in these Excess MSRs, but retained the flexibility to sell a portion of its commitment.) Approximately 66% of the loans in the portfolio are owned, insured or guaranteed by Fannie Mae, Freddie Mac or Ginnie Mae. Nationstar will acquire the remaining interest in the Excess MSRs, and it will be the servicer of the loans. Newcastle will not have any servicing duties, advance obligations or liabilities associated with the portfolio. Under the terms of this investment, to the extent that any loans in the portfolio are refinanced by Nationstar, the resulting MSRs will be included in the portfolio, subject to certain limitations. Newcastle believes that this arrangement may reduce the impact of prepayments on its investment. As background to this investment, ResCap has voluntarily filed a Chapter 11 petition in U.S. Bankruptcy Court and is seeking court approval to sell its mortgage servicing assets in an auction process supervised by the court. If Nationstar is the successful bidder, then the investment would be expected to close in late 2012 or early 2013, subject to regulatory and third-party approvals. There is no assurance that Nationstar will be the successful bidder or that it will be able to consummate this transaction on the terms described above, or at all.

Investments in Non-Agency Securities

Since the beginning of the second quarter of 2012, Newcastle has purchased non-agency residential mortgage backed securities with an aggregate face value of approximately $192.2 million for an aggregate purchase price of approximately $127.3 million. Newcastle invested approximately $68.1 million and financed two of the bonds, which have a current value of approximately $91 million, with an approximately $59.2 million repurchase agreement, at a cost of one-month LIBOR plus 200 basis points. The repurchase agreement has a 90-day term ending on October 11, 2012, a 65% advance rate and contains customary margin call provisions.

Potential Separation Transaction

As part of Newcastle’s continuing efforts to provide value to its stockholders, it may consider a transaction to separate its Excess MSRs and certain non-agency residential mortgage backed securities from the remainder of its investment portfolio. If the transaction resulted in these assets being held in a stand-alone entity, Newcastle expects that such entity would elect and qualify to be taxed as a real estate investment trust. Newcastle’s board has not formally evaluated any such transaction, and there can be no assurance as to the timing, terms, structure or completion of any such transaction. Any such transaction would be subject to a number of risks and uncertainties, could have tax implications for the holders of shares of Newcastle’s common stock, and could adversely affect the price of shares of Newcastle’s common stock.

Preliminary Second Quarter Results

While Newcastle’s second quarter financial reporting process is nearing completion, it is not complete, and therefore Newcastle’s external auditors have not completed their review of its consolidated financial statements. The following discussion of preliminary results is based on management’s estimates as of the date hereof, and actual results may differ materially from Newcastle’s estimates.

Newcastle’s preliminary estimates of its second quarter results indicate that core earnings and cash available for distribution will be lower on a per-share basis relative to the first quarter of 2012. This decrease is due principally to an average of approximately $240 million of uninvested, unrestricted cash in the second quarter, prior to its deployment in real estate related investments. As of the date of the prospectus supplement, Newcastle had deployed substantially all of its cash available for investment at the end of the second quarter (approximately $103 million) to fund investments in Excess MSRs, senior living facilities and both agency and non-agency securities.

In addition, GAAP net income will be lower relative to the first quarter of 2012, principally as a result of our recognition of approximately $30 million of net other income and $7 million of impairment net of reversal (i.e., non-cash mark-to-market net gain) recorded in the first quarter of 2012.

Item 8.01 Other Events.

On July 25, 2012, the Company issued a press release announcing the commencement of a public offering of 20,000,000 shares of its common stock (the “Offering”). In connection with the Offering, the Company intends to grant the underwriters an option for 30 days to purchase up to an additional 3,000,000 shares of common stock. The press release announcing the commencement of the Offering is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
99.1	Press Release, dated July 25, 2012, announcing the commencement of the Offering.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEWCASTLE INVESTMENT CORP.
(Registrant)

/s/ Brian C. Sigman
Brian C. Sigman
Chief Financial Officer

Date: July 25, 2012

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